Exhibit 10.7

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made on February 28, 2005, between Independence Water Group, LLC, a Virginia Limited Liability Company with offices at 3122 Elk Creek Parkway, Independence, Virginia 24348 ("Seller"), and Universal Food & Beverage Company of Virginia, a Virginia Corporation ("Buyer").

                                   BACKGROUND

         A. On November 9, 2001 by Order in the United States Bankruptcy Court for the Western District of Virginia, Roanoke Division (Abingdon), Seller purchased certain assets of the Grayson Mountain Water Company, Inc. (Debtor) from Robert E. Wick, Jr., Trustee by way of Deeds to Seller for the Real Estate and Personal Property dated January 2, 2002.

         B. As of September 1, 2004 Universal Food & Beverage Company, a Delaware Corporation ("Universal"), of which Buyer is a wholly owned subsidiary, entered into a Management Agreement with Seller (the "Management Agreement") to manage the water bottling plant and equipment, buildings, water aquifer rights and real estate (collectively the
     "Business"). The Management Agreement provides for Buyer and Seller entering into an Asset Purchase Agreement for the purchase of the Business including approximately 620 acres of forest land, water aquifer rights, 16,000 sq. ft. bottling facility and distribution space, including a residence in Independence, Virginia, with all associated equipment, materials, supplies, trademarks and goodwill (collectively the "Purchased Assets").

         C. On September 27, 2004 Cardinal Minerals, Inc., a Nevada corporation ("Cardinal"), entered into a Share Purchase Agreement and Plan of Reorganization (the "Reorganization Agreement") with Universal, for the exchange of all the outstanding shares of Universal for shares of common stock of Cardinal (the "Share Exchange"). Upon consummation of the Share Exchange, Universal will become a wholly owned subsidiary of Cardinal and the shareholders of Universal will become shareholders of Cardinal which will be renamed "Universal Food & Beverage Company".

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the Background and the terms and conditions set forth in this Agreement, the Seller and Buyer agree as follows:

         1. Assets Purchased. At the Closing, Seller shall sell, assign, convey, transfer, set over, and deliver to Buyer all of the assets, rights, and interests of every conceivable kind or character whatsoever, whether tangible or intangible, that on the Closing Date are owned by Seller or in which Seller has an interest of any kind except for Excluded Assets listed under Section 2. These include, without limitation, the following Purchased Assets:

                  a. All furniture, fixtures and equipment, fixed assets and all other items of tangible personal property, in each case wherever located and whether or not capitalized on Seller's books, including but not limited to, the property set forth on Schedule 1A attached hereto (the "Personal Property").

                  b. All good and saleable inventory of any kind, character, nature or description, wherever located including all finished goods, work-in-process, supplies, raw materials, parts, scraps, containers and packaging materials and including any consigned inventory (the "Inventory").

                  c. All accounts, chattel paper, documents, and instruments, including all accrued interest receivable and also any security Seller holds for the payment thereof generated by the Business (the "Receivables") and all of Seller's general intangibles in connection with the Business and, to the extent not otherwise constituting general intangibles, any interest of Seller in any and all claims by Seller against any other person in connection with the Business, whether now accrued or later to accrue, contingent or otherwise, known or unknown, including, but not limited to, all rights under express or implied warranties from suppliers in connection with the Business (except as they may pertain to Seller's liabilities other than Assumed Liabilities), claims for collection or indemnity, claims in bankruptcy, and chooses in action.

                  d. All Seller's right, title, benefit, and interest in and to inventions, discoveries, improvements, designs, trade secrets, trade names, trademarks, process sheets, specifications, bills of material, formulae and secret and confidential processes, know-how and technology, used in the Business (the "Intellectual Property") as listed on Schedule 11.AA.

                  e. Four (4) tracts or parcels of improved land containing 621 acres more or less located at 3122 Elk Creek Parkway, Independence, Virginia, legally described on Schedule 1E attached hereto (the "Real Estate");

                  f. The full benefit of:

                           i. Any and all purchase orders placed with and accepted by Seller on or before the Closing Date in connection with the Business that have not been completely performed or filled before the Closing Date, covering the purchase from Seller of products to be supplied by Seller in the Business, or covering the rendition by Seller of service on products supplied by Seller in the Business and including all deposits, progress payments, and credits of the Business, as set forth on Schedule 1.F.1;

                           ii. The  purchase  orders  listed on  Schedule  1.F.2
                  placed by Seller prior to the Closing Date in connection with the Business that have not been completely performed before the Closing Date, covering Seller's purchase of inventory, supplies, or materials in the ordinary course of business; and

                           iii. The leases of personal property and other agreements listed in Schedule 1.F.3.

              (All the items listed in this Section 1.F are the" Contracts and Commitments").

                  g. All records and lists of the Business that pertain directly or indirectly, in whole or in part, to any one or more of the following: the Seller's Business customers, suppliers, advertising, promotional material, sales, services, delivery, internal organization, employees, and operations.

                  h. All security deposits, prepaid expenses, and similar items reflected in the latest of the Financial Statements of Seller referred to in Section 11.G, in connection with the Business, in the amount accrued as of the Closing Date.

                  i. All transferable local, state, and federal franchises, licenses, bonds, permits, and similar items pertaining to the Business and/or the Purchased Assets, as listed on Schedule 1I attached hereto (the "Permits").

                  j. The Business conducted by Seller as a going concern, including any and all goodwill, telephone and FAX numbers, yellow-page advertisements and P.O. Box if any.

                  k. To the extent not otherwise specifically included in this Section or excluded under Section 2, all assets, rights, claims, contracts, agreements, causes of action and properties as of the Closing Date, of every kind, character, nature and description, whether tangible or intangible, choate or inchoate, known or unknown, contingent or fixed and wherever located.

         Seller shall update all Schedules described in this Section 1, where appropriate, as of the Closing Date.

         2. Excluded Assets. Buyer is not purchasing any Excluded Assets from Seller. "Excluded Assets" means:

                  a. All of Seller's books of account (although copies of such books and records relating to the Business shall, on reasonable request made by representatives of Buyer, be provided to Buyer);

                  b. Claims for refunds of federal and state income taxes, tax credits of any kind;

                  c. Cash or cash equivalents.

         3A.   Liabilities   Assumed.   Seller  agrees  that  Buyer  assumes  no
liabilities of Seller, and Buyer shall not assume any such liability, whether accrued, absolute, contingent, known, unknown, or otherwise, except for

                  a. Those liabilities specifically identified as of the Closing Date on the Closing Date Balance Sheet consisting of all Trade Payables (in an amount not to exceed $40,000 as set forth on the Financial Statements included as Schedule 11.G), as may be adjusted, all as pursuant to Section 4.C, consistent with the accounting done on the Financial Statements including as Schedule 11.G, incurred in the normal course of business;

                  b. Those liabilities related to executory obligations of Seller's continued performance arising in the ordinary course of business under any of the Contracts and Commitments of Seller that become performable or payable on or after the Closing Date.

(All of the items listed in this Section 3.A are "Assumed Liabilities.")

         3B. Excluded Liabilities. Notwithstanding the provisions of Section 3A the Buyer will not assume or become responsible for, and will not be deemed to have assumed or have become responsible for, any other obligation or liability of the Seller, whatsoever other than as specifically set forth in Section 3A (with all such unassumed liabilities and obligations referred to herein collectively as "Excluded Liabilities"). Without limiting the generality of the foregoing, the Buyer will not assume or become responsible for and will not be deemed to have assumed or to have become responsible for:

                  a. any liability or obligation arising prior to, on or after the Closing Date in connection with any Excluded Asset;

                  b. any debt to any bank including but not limited to the Grayson National Bank;

                  c. any liability or obligation of the Seller, any of its Affiliates or any of their respective predecessors under any Environmental Laws arising out of or in any way related to any event, transaction, condition, practice, release or occurrence on or prior to the Closing Date, including but not limited to any liability or obligation resulting from any violation of Environmental Laws;

                  d. any liability or obligation (whether assessed or unassessed) of the Seller or any of its affiliates with respect to any Taxes, including any Taxes arising by reason of the transaction contemplated by this Agreement or the Related Agreement, as of or for any period prior to, on or after the Closing Date, except for property taxes specifically included on the Financial Statement included as
         Exhibit 11.G;

                  e. any liability or obligation of the Seller to any current or former employee with respect to worker's compensation claims made after the Closing Date by current or former employees of Seller with respect to conditions or occurrences commencing on or prior to the Closing Date; or

                  f. any liability or obligation of the Seller with respect to any civil or criminal litigation, proceeding, investigation or claim relating to or involving allegations of criminal conduct, civil fraud or intentional misconduct.

                  g. product warranty liabilities, including product defects, for products produced by Seller on or prior to the execution of the Management Agreement.


         4. Purchase Price for Purchased Assets.

                  a. Purchase Price. The purchase price to be paid by Buyer to Seller for the Purchased Assets at the Closing (the "Purchase Price") shall be equal to:

                           (i) $200,000; and

                           (ii) 2,000,000 Units consisting of one share of Common Stock ($0.001) per value per share of Universal (the "Common Stock") and one Warrant to purchase one share of common stock of Universal (the "Warrants"). The Warrants will allow Seller to purchase one (1) share of the Common Stock at an exercise price of $1.00 per share for three (3) years following its issuance. The Units shall consist of the Common Stock and the Warrants (the "Units").

                           The Purchase  Price shall be paid by Buyer in full at
                  the Closing. Buyer shall deliver to Seller the amount determined under this Section by cashier's check or wire transfer at Closing. Buyer shall cause to be delivered at Closing a share certificate for 2,000,000 shares of Common Stock of Universal in the name of Seller which share certificate will contain restrictions on transferability. Buyer shall also cause to be delivered at Closing the Warrants for the purchase of 2,000,000 shares of Common Stock of Universal.

                           If the Closing occurs after the Share Exchange, Buyer
                  shall have the right to deliver and Seller shall accept the same number of Cardinal shares of common stock and warrants as Seller would have received as consideration of Common Stock and Warrants pursuant to the terms of this Agreement. In the event Seller receives such Cardinal shares of common stock and warrants, they shall be subject to the same restrictions on transferability as applied to the Common Stock and Warrants.

                  b. Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in accordance with attached
         Schedule 4.b. Buyer and Seller agree to file all tax returns and reports in a manner consistent with the allocations in this Section.

         5. Related Agreement; Real Estate Purchase Agreement. The real estate parcels located at Elk Creek Parkway, Independence, Virginia shall be purchased by Buyer pursuant to an agreement in the form attached hereto as Exhibit A (the "Related Agreement").

         6. Delivery Free of Encumbrances. Seller shall deliver good title to the Purchased Assets free and clear of all mortgages, liens, claims, demands, charges, options, equity interests, leases, tenancies, easements, pledges, security interests, and other encumbrances ("Encumbrances"), except for any Assumed Liabilities that results in any Encumbrance.

         7. Preclosing Actions. Before the Closing:

                  a. Conduct of Business. Buyer (under the ongoing Management Agreement) shall carry on and conduct the Business only in the ordinary course consistent with past practices, without any change in the policies, practices, and methods that Buyer pursued before the date of this Agreement. Buyer and Seller will use their best efforts to preserve the Business organization intact; to preserve the relationships with customers, suppliers, and others having business dealings with it; and to preserve the services of the workers, agents, and representatives. Without limitation of the foregoing, Seller shall not undertake any action with respect to the Purchased Assets without the prior written consent of Buyer.

                  b. Buyer's Access, Due Diligence Review. From the date of this Agreement through the Closing, Seller shall permit Buyer and its representatives to make a full business, financial, accounting, and legal audit of Seller, the Business, the Purchased Assets and the Assumed Liabilities. Seller shall take all reasonable steps necessary to cooperate with Buyer in undertaking this audit.

                  c. Accuracy of Representations and Warranties and Satisfaction of Conditions. Seller will immediately advise Buyer in writing if (i) any of Seller's representations or warranties are untrue or incorrect in any material respect or (ii) if Seller becomes aware of the occurrence of any event or of any state of facts that results in any of the representations and warranties of Seller being untrue or incorrect as if Seller were then making them. Seller will not take any action, or omit to take any action, that would cause any of Seller's representations and warranties set forth in this Agreement to be untrue or incorrect as of the Closing Date. Seller will use its best efforts to cause all conditions within their control that are set forth in
         Section 8 to be satisfied as promptly as practicable under the circumstances.

         8. Conditions Precedent to Buyer's Obligations. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver by Buyer) before or at the Closing of each of the following conditions:

                  a. Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement and the Related Agreement shall be true and correct at and as of the

         Closing Date as though such representations and warranties were made on that date.

                  b. Performance of Covenants. The Seller shall have in all respects performed and complied with all covenants, agreements, and conditions that this Agreement and all related documents require to be performed or complied with before or on the Closing Date, specifically including the Related Agreement referred to in Section 5.

                  c. Results of Due Diligence Review. Buyer shall be satisfied, in its sole and absolute discretion, with the results of its due diligence review of the Seller, the Business, the Purchased Assets and the Assumed liabilities conducted as contemplated in Section 7b, above.

                  d. Permits. Buyer shall have received all permits that in Buyer's opinion are necessary to operate the Business after the Closing.

                  e. No Casualty. Prior to the Closing Date, Seller shall not have incurred, or be threatened with, a material liability or casualty that would materially impair the value of the Purchased Assets.

                  f. Opinion of Counsel. Buyer shall have received the favorable opinion of Seller's counsel dated the Closing Date and in form and substance satisfactory to Buyer's counsel. The opinion shall be in substantially the form attached as Schedule 8. F.

                  g. Instruments of Transfer, etc. Seller and Buyer shall prepare and deliver to Buyer, in form and substance satisfactory to Buyer, all bills of sale, general instruments of transfer, conveyances, assurances, transfers, assignments, approvals, consents, and any other instruments and documents containing the usual and customary covenants and warranties of title and that shall be convenient, necessary, or required to effectively transfer the Purchased Assets to Buyer with good title, free and clear of all Encumbrances.

                  h. Certificates Regarding Conditions Precedent. Seller Parties shall have delivered to Buyer certificates of the Seller, in form and substance satisfactory to Buyer, certifying that as of the Closing Date all of the conditions set forth in this Section, except those totally within the Buyer's control, have been satisfied.

                  i. No Litigation. No action, suit, proceeding, or investigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, (i) to restrain or prevent the carrying out of the transactions contemplated by this Agreement, or (ii) that might affect Buyer's right to own, operate, and control the Purchased Assets after the Closing Date.

                  j. Lien Search. Buyer shall have received UCC lien searches on the Purchased Assets in form and content satisfactory to Buyer, and all matters arising from such searches shall have been resolved or addressed in a manner satisfactory to Buyer.

                  k. Consents. Seller shall have obtained, in writing, all consents necessary or desirable to consummate or to facilitate consummation of this Agreement and any related transactions. The consents shall be delivered to Buyer before Closing and shall be reasonably acceptable to Buyer in form and substance.

                  l. Environmental Investigation. Buyer shall have received, at its cost and expense, Phase I Environmental Site Assessment prepared by an independent, competent, and qualified environmental consultant, that in its scope, form, and substance is satisfactory to Buyer on all real estate being either purchased or leased under the terms of this Agreement or any Related Agreements. Buyer shall also receive, at its cost and expense, any updates it deems necessary or appropriate. Buyer shall be satisfied, in its sole and absolute discretion, that there will not be at and after the Closing any basis for the imposition on Buyer of any liability under any Environmental Laws (as defined in Section 11.T.1).

                  m. Conditional Tax Clearance. Seller shall have provided to Buyer a certificate of conditional tax clearance from the Revenue Commissioner of the Commonwealth of Virginia showing that Seller has filed all tax returns and reports required to be filed before Closing and that it has paid all taxes due.

                  n. Real Estate Appraisal and Well Survey. Buyer shall have received, at its cost and expense, a study relating to the continued suitability of the water resources and real estate value. Buyer shall be satisfied, in its sole and absolute discretion, that there are no issues relating to the continued use and availability of water resources on the real estate and the value of the real estate as an asset of the Business.

                  o. Board Approval. The Board of Directors of the Buyer shall have taken the necessary Board action approving this transaction. The Members of Seller have taken all necessary action approving this transaction.

                  p. Other Documents and Instruments. Buyer shall have received such other documents and instruments as it has reasonably requested, in form and substance satisfactory to Buyer.

                  q.  Approvals  by  Buyer's  Counsel.   Buyer's  counsel  shall
         reasonably approve all legal matters and the form and substance of all documents that Buyer or Seller are to deliver at the Closing.

                  r. Buyer's Financing. Buyer shall have obtained satisfactory financing, as determined in Buyer's sole and absolute discretion.

         9. Conditions Precedent to Seller's Obligations. Seller's obligations to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions before or at the Closing Date:

                  a. Accuracy of Representations and Warranties. Buyer's representations and warranties contained in this Agreement and the related Agreement shall be true and correct at and as of the Closing Date as though such representations and warranties were made at the Closing.

                  b. Performance of Covenants. Prior to and at the Closing Date, Buyer shall have in all respects performed and complied with its obligations under all the covenants, agreements, and conditions that this Agreement and the Related Agreement require.

                  c. Board Approval. The Board of Directors of the Buyer shall have taken the necessary action approving this transaction. The Members of Seller have taken all necessary action approving this transaction.

                  d.  Consents.  Seller  shall have  obtained,  in writing,  all
         consents   necessary  or  desirable  to  consummate  or  to  facilitate consummation of the Agreement and any related transactions.

                  e. Opinion of Counsel. Seller shall have received the favorable opinion of Buyer's counsel dated the Closing Date and in form and substance satisfactory to Seller's counsel. The opinion shall be in substantially the form attached as Schedule 9.F.

                  f. Approvals by Seller's Counsel. Seller's counsel shall reasonably approve all legal matters and the form and substance of all documents that Buyer or Seller are to deliver at the Closing.

         10.      Closing Matters.

                  a. Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Chicago Title Insurance Company, Washington, D.C., at 10:00 a.m. on March 1, 2005 or at such other place and/or on such other date as the parties may agree upon (the "Closing Date").

                  b. Updated Schedules. At the Closing, certain Schedules will need to be up-dated to the day of Closing.

                  c. Certain Closing Expenses; Prorations. Buyer shall be liable for and shall pay all federal, state, and local sales, use, excise, and documentary stamp taxes and all other taxes, duties, or other like charges properly payable on and in connection with Seller's conveyance and transfer of the Purchased Assets to Buyer.

                  d. Deliveries at the Closing. At the Closing, (i) Seller shall deliver the various bills of sale, all other assignments and instruments of transfer and Certificates, documents or items referred to in this Agreement, including Section 8, and (ii) Buyer shall deliver the various Certificates, documents or items, and the payments referred to in this Agreement, including Section 4.a. and Section 9.

                  e. Further Assurances. Seller shall cooperate with and assist Buyer with the transfer of the Purchased Assets under this Agreement and take all other reasonable actions to assure that the Business is smoothly transferred to Buyer. From time to time after the Closing Date, Seller shall, at the request of Buyer, execute and deliver such additional conveyances, transfers, documents, instruments, assignments, applications, certifications, papers, and other assurances that Buyer requests as necessary, appropriate, convenient, useful or desirable to effectively carry out the intent of this Agreement and to transfer the Purchased Assets to Buyer.

         11. Seller Representations and Warranties. As of the date of this Agreement and as of the Closing, the Seller represents and warrants to Buyer, and acknowledges and confirms, that Buyer is relying on these representations and warranties in entering into this Agreement.

                  a. Organization and Standing. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia, and Seller has all requisite power and authority (corporate and otherwise) to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties Seller owns or leases do not make the licensing or qualification of Seller as a foreign corporation necessary under the laws of any other jurisdiction except as may be listed on Schedule 11.A. Seller has not used or assumed any other name in connection with the conduct of the Business during the last two years, except as provided in Schedule 11.A.

                  b. Authorization. Seller has all requisite power and otherwise requisite legal capacity (i) to execute, deliver, and perform this
         Agreement and the Related Agreement to which each is a party and (ii) to consummate the transactions contemplated under this Agreement and the Related Agreement. Seller has taken, or will have taken at the time of the Closing, all necessary corporate action (including the approval of its board of directors and members) to approve the execution, delivery, and performance of this Agreement and the Related Agreement to be executed and delivered by it and the consummation of the transactions contemplated in this Agreement. This Agreement is, and the Related Agreement when executed and delivered by the parties to them, will be legal, valid, and binding obligations the Seller, enforceable against it in accordance with the Agreement and Related Agreement respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  c. Existing Agreements and Governmental Approvals.

                           i. Except as provided in Schedule 11.C, the execution, delivery, and performance of this Agreement and the Related Agreement and the consummation of the transactions contemplated by them:

                                    1.  Do  not  and   will  not   violate   any
                           provisions of law applicable to any of Seller, the Business, or the Purchased Assets;

                                    2. As of the Closing,  does not and will not
                           conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) Seller's Articles of Association or Operating Agreement, or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree to which Seller is a party or by which it is bound (including, without limitation, the Purchased Assets); and

                                    3. Do not and will not result in the creation of any Encumbrance on any of Seller's properties, assets, or Business (including, without limitation, the Purchased Assets).

                           ii. No approval,  authority, or consent of, or filing
                  by Seller with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, partnership, individual, or other entity is necessary:

                                    1. To authorize  the  execution and delivery
                           of this Agreement or the Related Agreement by Seller,

                                    2. To authorize the consummation of the transactions contemplated by this Agreement or the Related Agreement by Seller, or

                                    3. To continue  Buyer's use and operation of
                           the Purchased Assets after the Closing Date.

                  d. No Subsidiaries. Seller does not have any subsidiaries or directly or indirectly own any interest or have any investment in any other corporation, partnership, or other entity in connection with the Business.

                  e. No Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties is pending or, to the Best Knowledge of Seller, threatened. Seller has not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings. For the purposes of this Agreement, the phrase "Best Knowledge of Seller "Parties," or words of similar import, mean such knowledge of the Seller would have after due inquiry into the matter in question.

                  f. Permits and Licenses. Seller has all necessary permits, certificates, licenses, approvals, consents, and other authorizations required to carry on and conduct the Business and to own, lease, use, and operate the Purchased Assets at the places and in the manner in which the Business is conducted, all of which to the extent transferable shall be transferred or assigned to Buyer at the Closing, without expense to Buyer. A complete list of such permits, certificates, licenses, approvals, consents, and other authorizations is included in Schedule 11.F.

                  g. Financial Statements. Seller has delivered to Buyer the audited financial statements on the Business dated for the calendar years ended 12/31/03 and 12/31/04, as listed in Schedule 11.G, (together, the "Financial Statements"). The Financial Statements do and will fairly and accurately present Seller's financial position as of the dates indicated, and are and will be true and correct in all material respects, in accordance with generally accepted accounting principles consistently applied. Except as otherwise disclosed on
         Schedule 11.G, Seller's books, records, and work papers are complete and correct; have been maintained on an accrual basis; and accurately reflect, and will accurately reflect, the basis for the financial condition of Seller's operations that are set forth in the Financial Statements.

                  h. No Undisclosed Liabilities. Except as otherwise disclosed in the Financial Statements, Seller does not have any liabilities or obligations, whether accrued, absolute, contingent, or otherwise, and there exists no fact or circumstance that could give rise to any such liabilities or obligations in the future.

                  i. Intentionally Omitted.

                  j. No Adverse Changes. Since the date of the last of the Financial Statements attached as Schedule 11.G, there has not been, to the Best Knowledge of any of the Seller Parties, any occurrence, condition, or development that has adversely affected, or is likely to adversely affect, the Business, or the Purchased Assets.

                  k. Employees. Seller does not have any employees except as otherwise disclosed on attached schedule 11.K.

                  l. Employee Benefit Plans.

                           1. Attached as Schedule 11L is a true and complete list of all plans, contracts, programs, and arrangements (including, but not limited to, collective bargaining agreements, pensions, bonuses, deferred compensation, retirement, severance, hospitalization, insurance, salary continuation, and other employee benefit plans, programs, or arrangements) maintained currently or under which Seller has had any obligations with respect to a former or current employee of Seller (the "Plans").

                           2. Seller has performed all  obligations  required to
                  be performed by it under the Plans (including, but not limited to, the making or accruing of all contributions) and is not in default under and has no knowledge of any default by any other party to the Plans.

                  m. Contracts. Except for the contracts, commitments or leases listed on Schedules 1.F.2, 1.F.3, and 11.M or any other Schedule of this Agreement, Seller is not a party to nor bound by any agreement or commitment that affects the Business, the Purchased Assets, or the Assumed Liabilities, (all these contracts and commitments referred to as "Significant Contracts"). All Significant Contracts are valid and binding obligations of the parties thereto in accordance with their respective terms. No default or alleged default exists on the part of Seller, nor, to the Best Knowledge of Seller, on the part of any other party, under any of the Significant Contracts. True and complete copies of all Significant Contracts have been delivered to Buyer.

                  n. Title to Purchased Assets. Seller is the sole and absolute owner of the Purchased Assets and has good title to all of the Purchased Assets, which are, or will be at the time of the Closing, free and clear of any and all Encumbrances except for any Assumed Liabilities that results in any encumbrance. Schedule 11.N lists or describes all property used in the conduct of the Business that is owned by or an interest in which is claimed by any other person (whether a customer, supplier, or other person), together with copies of all related agreements. All such assets are situated on the Premises or other of Seller's facilities and is in such condition that upon return to its owner, Buyer will not be liable in any amount to the owner.

                  o. Condition of Purchased Assets. To the best of Seller's knowledge, except as disclosed in Schedule 11.O, all equipment and buildings Seller owns or leases are, to the best of Seller's knowledge, structurally sound, in good operating condition and repair, and adequate for their current uses. Each item is situated at the Seller's facilities unless specifically disclosed to the Buyer on Schedule 11.O attached to this Agreement.

                  p. Taxes.

                           1. For the purposes of this Agreement, "Tax" or "Taxes" shall mean all foreign, federal, state, county, local, and other taxes (including, without limitation, income taxes; premium taxes; single-business taxes; excise taxes; sales taxes; use taxes; value-added taxes; gross receipts taxes;
                  franchise taxes; ad valorem taxes; real estate taxes; severance taxes; capital levy taxes; transfer taxes; stamp taxes; employment, unemployment, and payroll-related taxes; withholding taxes; and governmental charges and assessments), and include interest, additions to tax, and penalties.

                           2. Seller has filed on a timely basis all Tax returns
                  it is required to file under foreign, federal, state, or local law and has paid or established an adequate reserve with respect to all Taxes for the periods covered by such returns. No agreements have been made by or on behalf of Seller for any waiver or for the extension of any statute of limitations governing the time of assessment or collection of any Taxes. Seller and its officers have received no notice of any pending or threatened audit by the IRS or any foreign, state or local agency related to Seller's Tax returns or Tax liability for any period, and no claim for assessment or collection of Taxes has been asserted against Seller. To the Best of Seller's Knowledge, no such claim is being considered and there is no basis for any such claim. There are no federal, state, or local tax liens outstanding against any of Seller's assets (including, without limitation, the Purchased Assets) or the Business.

                           3. The sale by Seller of the Purchased Assets and the
                  Buyer's acquisition of such assets will not result in the imposition of or liability for any sales or use taxes except in connection with the transfer of any motor vehicles that are part of the Purchased Assets which taxes will be paid for by Seller.

                  q.  Litigation,  Claims.  Except as set forth on Section 11.Q,
         (i) there are no actions, suits proceedings, hearings, investigations, charges, complaints, claims or demands of any kind pending or, to the Best Knowledge of Seller, threatened against or affecting Seller, any of the Purchased Assets or any aspect of the Business; (ii) there are no injunctions, judgments, orders or decrees of any kind which are outstanding against or unsatisfied by Seller or relating to any of the Purchased Assets or any aspect of the Business; and (iii) Seller is not charged, or threatened with, or under investigation with respect to, any alleged violation of any provision of any law, constitution, code, statute or ordinance, or any regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any governmental authority relating to any of the Purchased Assets or any aspect of the Business.

                  r. Products. Except as set forth on Schedule 11.R: (i) there are no liabilities of Seller whether based on strict liability, negligence, breach of contract or otherwise, with respect to any product, produced or sold by Seller to others; (ii) there are no liabilities of Seller with respect to any claim for the breach of any express or implied warranty or any other similar claim with respect to any products produced or sold by Seller to others, other than standard warranty obligations (to replace, repair or refund) made by Seller in the ordinary course of business consistent with past practice to purchasers of its products, and which are appropriately and adequately reserved for in the Financial Statements; or (iii) Seller has not entered into, or offered to enter into, any agreement, contract, commitment or other arrangement (whether written or oral) pursuant to which Seller is or will be obligated to make any rebates, discounts, promotional allowances or similar payments or arrangements to or with any customer ("Rebate Obligations"). Schedule 11.R sets forth a true and correct listing of all warranty claims with respect to the products of Seller made in connection with the Business during the last 12 months and a true and correct list of all contracts pursuant to which any purchaser may return any products.

                  s.       Environmental Matters.

                           i. Seller has not transported, stored, treated or disposed, nor has it allowed or arranged for any third parties to transport, store, handle, treat or dispose of Hazardous Materials (as hereinafter defined) to or at any location other than a site lawfully permitted to receive such Hazardous Materials for such purposes, nor has Seller performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in violation of any Environmental Laws (as hereinafter defined). Seller has not stored, handled, treated or disposed of, or allowed or arranged for any third parties to transport, store, handle, treat, dispose of, Hazardous Materials upon the Real Estate or the Leasehold Premises, except as permitted by Law.

                           ii. During Seller's ownership or occupancy of the Real Estate, there has not occurred, nor is there presently occurring, a Release of any Hazardous Material on, in or at the Real Estate.

                           iii. Seller has not shipped or transported for treatment or disposed, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to ship or transport from treatment or dispose any Hazardous Materials to or at a site which, pursuant to CERCLA or any similar state law has been placed on or has been proposed to be placed on the National Priorities List or its state equivalent. Seller has not received notice, nor does it have knowledge of any facts which could give rise to any notice, that the Seller is a liable party for any environmental remediation or corrective action under CERCLA or any other Environmental Laws. Seller has not submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Real Estate or Purchased Leasehold Premises. The Seller has not received any written or oral request for information in connection with any environmental remediation or corrective action. Seller has not been required to or has not undertaken any response or remedial actions or clean-up actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

                           iv. Seller does not use, or has not used, any Underground Storage Tanks, and there are not now nor, to the best of Seller's knowledge, have there ever been any Underground Storage Tanks on the Real Estate. For purposes of this Section 4.19, the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.) or similar state statute.

                           v. There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental remediation, corrective action or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of the Seller.

                           vi. Schedule 11.S identifies (i) all environmental audits, site assessments or occupational health studies undertaken by the Seller or its agents or known to be taken by governmental agencies; (ii) the results of any groundwater, soil, air or asbestos sampling or monitoring undertaken with respect to the Real Estate; (iii) all written communications between the Seller and any environmental agencies; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.) or similar state statute.

                           vii. As used  herein,  the term  "Environmental  Law"
                  shall mean any applicable federal, state, or local statutory or common law, ordinance, rule, or regulation relating to: (i) pollution or protection of the environment; (ii) nuisance or trespass; (iii) emissions, discharges, releases, or threatened releases of any Hazardous Material into the environment (including, without limitation, ambient air, surface water, groundwater, land surface, or subsurface strata); or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, or handling of Hazardous Materials. The term "Environmental Laws" shall include, but shall not be limited to: the Clean Air Act; the Clean Water Act; the Occupational Safety and Health Act; the Comprehensive Environmental Response, Compensation, and Liability Act of 1980; the Resource Conservation and Recovery Act; the Toxic
                  Substances Control Act, and any amendments thereto and any similar state or local law or ordinance. For purposes of this Agreement, the term "Environmental Laws" also shall mean, to the extent any of the following have the force and effect of law, any regulation, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, or approved under any law, ordinance, rule, or regulation referred to in the preceding sentence.
                           viii. As used herein,  the term "Hazardous  Material"
                  shall mean any pollutant, contaminant, chemical, toxic, or hazardous substance or material, or industrial waste that is included within the definitions of the terms "solid waste", "pollutant or contaminant", "hazardous substance," "hazardous chemical," or "hazardous waste," including petroleum and any fraction thereof, asbestos, mold or radionuclide, under any Environmental Law. The term "Hazardous Materials" shall mean all or some of the foregoing.

                  t. Compliance with Laws. At all times prior to the Closing Date, Seller has, complied with all laws, orders, regulations, rules, decrees, and ordinances affecting to any extent or in any manner any aspects of the Business or the Purchased Assets.

                  u. No Brokers. Seller has not engaged, and is not responsible for any payment to, any finder, broker, or consultant in connection with the transactions contemplated by this Agreement.

                  v. Transactions  with Certain Persons.  Except as set forth on
         Schedule 11.V attached hereto, no shareholder, officer, director or employee of Seller, nor any member of any such person's family, nor any corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner (each, an "Affiliate"), owns any assets used in or relating to the Business or is presently a party to any material transaction with Seller relating to the Purchased Assets or the Business (including, but not limited to, any contract, agreement or other arrangement (a) providing for the furnishing of material services or supplies by, (b) providing for the rental of material real or personal property from, or (c) otherwise requiring material payments to (other than for services as officers or directors of Seller) such Affiliate.

                  w. Intellectual Property. Schedule 11.W lists all Intellectual Property of the Seller that Seller directly or indirectly owns, licenses, uses, requires for use, or controls in whole or in part and all licenses and other agreements allowing Seller to use the intellectual property of third parties in connection with the Business, except for commercially available computer software such as word processing, spreadsheet and similar applications. Seller does not own, directly or indirectly, or use any patents, copyrights, trademarks, or service marks in the Business except as listed. Except as set forth in
         Schedule 11.W, Seller is the sole and exclusive owner of the Intellectual Property, free and clear of all Encumbrances. Except as set forth in Schedule 11.W, none of the Seller's Intellectual Property infringes on any other person's intellectual property and no activity of any other person infringes on any of the Intellectual Property. Seller's manufacturing and production, process sheets, specifications, bills of material, trade secrets, "know-how," and like data are in such form and of such quality that they can, following the Closing Date, be used in the process of designing, producing, and selling the products and providing the services previously provided by Seller so that such products and services meet applicable specifications and conform with all applicable quality standards that Buyer will be required to meet at the date of the Closing.

                  x. Insurance. All insurance policies covering Seller's real and personal property or providing for business interruption, personal and product liability coverage, and other insurance are described in
         Schedule 11.X (which specifies the insurer, policy number, type of insurance, and any pending claims). Such insurance is in amounts Seller deems sufficient with respect to its assets, properties, business, operations, products, and services as the same are presently owned or conducted, and all such policies are in full force and effect and the premiums have been paid. There are no claims, actions, suits, or proceedings arising out of or based on any of these insurance policies, and no basis for any such claim, action, suit, or proceeding exists. Seller is not in default with respect to any provisions contained in any such insurance policies and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

                  y. Sales Representatives, Dealers and Distributors. Except as set forth on Section 11.Y, Seller is not a party to any contract or agreement with any person or entity under which such other person or entity is a sales agent, representative, dealer or distributor of any of Seller's products or services, and which by its terms cannot be terminated at will or on not more than 30 days' prior notice and there has been no change in the rate of compensation paid or payable to any such person or entity since the date of the most recent Financial Statements.

                  z. Product Warranties. Except as disclosed on Section 11.Z, the Seller has not extended to its customers any product warranties, indemnifications or guarantees.

                  aa. Computer Programs. Seller owns all right and title to and interest in, or has valid licenses for the use of, all computer programs used in the Business, and all such computer programs are assignable to Buyer, except as set forth in Schedule 11.aa.

                  bb. Accuracy of Information Furnished to Buyer. No representation, statement or information made or furnished by the Seller or the Seller Shareholder to the Buyer, including but not limited to those contained in this Agreement and the various schedules and exhibits attached hereto and the other information and statements referred to herein and previously furnished by the Seller or the Seller Shareholder to the Buyer, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not false or misleading.

         12. Buyer Parties' Representations and Warranties. Buyer represents and warrants to Seller that:

                  a. Organization and Standing. Buyer is a corporation duly organized and validly existing under the laws of the State of Virginia, and Buyer has all the requisite power and authority (corporate and otherwise) to own its properties and to conduct its business as it is now being conducted.

                  b. Authorization. Buyer has taken all necessary corporate action, as the case may be (i) to duly approve the execution, delivery, and performance of this Agreement and the Related Agreement and (ii) to consummate any related transactions. Buyer has duly executed and delivered this Agreement. This Agreement is, and the Related Agreement when executed and delivered by the parties to them will be, legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditor's rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  c. Existing Agreements and Governmental Approvals. The execution, delivery, and performance of this Agreement and the Related Agreement and the consummation of the transactions contemplated by them:

                           i. Do not and will not violate any  provisions of the
                  law applicable to Buyer;

                           ii. Do not and will not conflict with,  result in the
                  breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Buyer's Articles of Incorporation, Bylaws or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree to which Buyer is a party or by which it or any of its assets and properties are bound; and

                           iii. No approval, authority, or consent of, or filing
                  by Buyer with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, partnership, individual, or other entity is necessary

                           iv. to authorize  Buyer's  execution  and delivery of
                  this Agreement and Related Agreement; or

                           v.  to   authorize   Buyer's   consummation   of  the
                  transactions contemplated by this Agreement and the Related Agreement.

         13. Employees. Buyer shall have no obligation to hire Seller's employees if any, in the Business.

         14. Indemnification. Seller. Seller shall defend, indemnify, and hold harmless Buyer and its directors, officers, shareholders, successors, and assigns from and against any and all costs, losses, claims, suits, actions, assessments, diminution in value, liabilities, fines, penalties, damages (compensatory, consequential, and other), and expenses (including reasonable legal fees) in connection with or resulting from:

                           i. Except as otherwise  expressly assumed by Buyer in
                  the Agreement, all debts, liabilities, and obligations of Seller, whether accrued, absolute, contingent, known, unknown, or otherwise, but excluding any Assumed Liabilities;

                           ii. Any inaccuracy in any representation or breach of
                  any warranty of Seller contained in this Agreement or the Related Agreement;

                           iii. Any failure by Seller to perform or observe in full, or to have performed or observed in full, any covenant, agreement, or condition to be performed or observed by the Seller under this Agreement or the Related Agreement. Notwithstanding the foregoing, there shall be no limitation on the indemnification by Seller for claims based on a breach of Seller's warranties and representations set forth under Sections 11.a (Organization and Standing), 11.b
                  (Authorization), 11.n (Title to Purchased Assets), 11.p (Taxes), or 11.s (Environmental Matters).

Provided, however, such indemnification shall be limited to the total of the Purchase Price plus all monies paid by Buyer under the Related Agreement.

                  b. Buyer. Buyer shall defend, indemnify, and hold harmless Seller and its directors, officers, shareholders, successors, and assigns from and against any and all costs, losses, claims, suits, actions, assessments, diminution in value, liabilities, fines, penalties, damages (compensatory, consequential, and other), and expenses (including reasonable legal fees) in connection with or resulting from:

                           i. All debts, liabilities,  and obligations of Buyer,
                  whether accrued, absolute, contingent, known, unknown, or otherwise;

                           ii. Any inaccuracy in any representation or breach of
                  any warranty of Buyer contained in this Agreement or the Related Agreement;

                           iii. Any failure by Buyer to perform or observe in full, or to have performed or observed in full, any covenant, agreement, or condition to be performed or observed by the Buyer under this Agreement or any Related Agreement.

                  c. Notice of Claim. Each person entitled to indemnification under this Section 15 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be available or sought, and shall permit the Indemnifying Party to participate in the defense of any such claim or any resulting litigation, and the Indemnifying Party may participate in such defense at such party's expense. The failure of any Indemnified Party to give the notice required by this Agreement shall not relieve the Indemnifying Party of its obligations unless such failure results in actual detriment to the Indemnifying Party. In the event that a claim or litigation is partially, but not wholly covered by an indemnity set forth in this Section 15 the Indemnified and the Indemnifying Parties shall share in the resulting losses in proportion to their respective liabilities. Except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement which does not include a release of such
         Indemnified Party from all liability in respect to such claim or litigation to the extent it is covered by the indemnity in this Section 15.

                  d. Limit of Liability. Neither party shall have any liability (for indemnification or otherwise) under this Section 15 except to the extent that the total of all Damages exceeds One Hundred Thousand and No/100 Dollars ($100,000.00).

         15. Expenses. Each of the parties shall pay all of the costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated, except that all such costs and all liabilities of Seller other than the Assumed Liabilities, including, without limitation, Tax liabilities, shall be paid out of the proceeds of the Purchase Price (which shall in no case increase the Purchase Price) and shall not be charged to the Business as an expense.

         16. Risk of Loss. The risk of loss of or damage to the Purchased Assets from fire or other casualty or cause shall be on Seller at all times up to the Closing, and it shall be the responsibility of Seller to repair, or cause to be repaired, and to restore the property to the condition it was before the loss or damage.

         17. Seller's Name. Seller agrees that from and after the Closing Date, Buyer shall have all of the right's of Seller to use in or in connection with the conduct of any business (whether carried on by it directly or through any related corporation) the name "Independence Water Group" or "Grayson Mountain Water Company" ("Name"); any part or portion of the Name, either alone or in combination with one or more other words; or any variation of the Name. It is contemplated that on or as soon as practicable after the Closing Date, Seller will change its name to some name which is different from Independence Water
Group, LLC and will not be confused with that Name. After the Closing Date, Seller agrees that it will not use either directly or indirectly the Name or any name that may be confused with the Name.

         18. Termination.

                  a. This Agreement may be terminated at any time before the Closing Date as follows:

                           i.  By  Buyer  and   Seller   Parties  in  a  written
                  instrument;

                           ii. By either Buyer or Seller if the Closing does not
                  occur on the Closing Date;

                           iii. By Buyer or Seller if there has been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other, and this breach by its nature cannot be cured before the Closing; or

                           iv. By Buyer or Seller if there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other, and this breach is not cured within ten (10) business days after the breaching party or parties receives written notice of the breach from the other party.

                  b. If terminated as provided in Section 19, this Agreement shall forthwith become void and have no effect, except for Sections 19.C and except that no party shall be relieved or released from any liabilities or damages arising out of the party's breach of any provision of this Agreement.

                  c. Buyer warrants and agrees, on the one hand, and the Seller, on the other hand, warrants and agrees that if this Agreement is terminated pursuant to Section 19, each party will not, during the six
         (6) month period following the termination, directly or indirectly solicit any employee of the other party to leave the other party's employment.

         19. Miscellaneous Provisions.

                  a. Representations and Warranties. All representations, warranties, and agreements made by the parties pursuant to this Agreement shall survive the consummation of the transactions contemplated by this Agreement for two (2) years after the Closing Date. Notwithstanding the foregoing, the representations and warranties made by Seller under Section 11.a (Organization and Standing), Section 11.b (Authorization) and Section 11.n (Title to Purchased Assets) shall survive forever. Also, the representations and warranties made by Seller under Section 11.p (Taxes) shall survive for any and all applicable statute of limitation periods and the representations and warranties made by Buyer under Section 12.a (Organization and Standing) and Section 12.b (Authorization) shall survive forever and the representations and warranties made by Seller under Section 11.s (Environmental Matters) shall survive for the shorter of any applicable statute of limitations periods or five (5) years after the Closing Date.

                  b. Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (i) when personally delivered or sent by facsimile transmission to the party to be given the notice or other communication or (ii) on the business day following the day such notice or other communication is sent by overnight courier to the following:

                  if to Seller:    Milo Valenti
                                   Manager and Member
                                   Independence Water Group, LLC
                                   5010 Townsend Road.
                                   Richfield, Ohio  44286
                                   Phone: _____________________

                                   Facsimile: _________________
                  with a Copy to:  ____________________________

                                   ____________________________

                                   ____________________________

                                   Phone: _____________________

                                   Facsimile: _________________

                  if to Buyer:     Duane N. Martin
                                   Universal Food & Beverage Company of Virginia
                                   3830 Commerce Drive
                                   St. Charles, IL 60174
                                   Phone: 630-584-8670
                                   Facsimile: 630-584-8674

                  with a copy to:  Carl A. Neumann
                                   Holland & Knight LLC
                                   One MidAmerica Plaza
                                   Suite 1000
                                   Oakbrook Terrace, IL  60181
                                   (630) 954-2104 Phone Number
                                   (630) 954-2112 Fax Number

         or to such other address or facsimile number that the parties may designate in writing.

                  c. Assignment. Neither Seller nor Buyer shall assign this Agreement, or any interest in it, without the prior written consent of the other.

                  d. Parties in Interest. This Agreement shall inure to the benefit of, and be binding on, the named parties and their respective successors and permitted assigns, but not any other person.

                  e. Choice of Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the Commonwealth of Virginia.

                  f. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

                  g. Entire Agreement. This Agreement, the Related Agreement and
         all related documents, schedules, exhibits, or certificates represent the entire understanding and agreement between the parties with respect to the subject matter and supersede all prior agreements or negotiations between the parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement and that is signed by the party against whom enforcement of any such amendment, supplement, or modification is sought.

                  h. Arbitration.

                           i. Any dispute,  controversy, or claim arising out of
                  or relating to this Agreement or relating to the breach, termination, or invalidity of this Agreement, whether arising in contract, tort, or otherwise, shall at the request of any party be resolved in binding arbitration. Any arbitration shall proceed in accordance with the current Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA") to the extent that the Arbitration Rules do not conflict with any provision of this Section.

                           ii. No  provision  of or the  exercise  of any rights
                  under this Section shall limit the right of any party to seek and obtain provisional or ancillary remedies (such as injunctive relief, attachment, or the appointment of a receiver) from any court having jurisdiction before, during, or after the pendency of an arbitration proceeding under this Section. The institution and maintenance of any such action or proceeding shall not constitute a waiver of the right of any party (including the party taking the action or instituting the proceeding) to submit a dispute, controversy, or claim to arbitration under this Section.

                           iii. Any award,  order,  or judgment made pursuant to
                  arbitration shall be deemed final and may be entered in any court having jurisdiction over the enforcement of the award, order, or judgment.

                           iv. The arbitration shall be held before one arbitrator knowledgeable in the general subject matter of the dispute, controversy, or claim and selected by AAA in accordance with the Arbitration Rules.

                           v. The arbitration shall be held at the office of AAA
                  as chosen by the party requesting arbitration, or at another place the parties agree on.

                           vi. In any arbitration proceeding under this Section,
                  subject to the award of the arbitrator(s), each party shall pay all its own expenses and an equal share of the fees and expenses of the arbitrator. The arbitrator shall have the power to award recovery of costs and fees (including reasonable  attorney  fees,  administrative  and AAA fees, and arbitrator's fees) among the parties as the arbitrator determine to be equitable under the circumstances.

         20. Non-Competition and Confidentiality by Seller and Shareholder.

                  a. Non-Competition. From and after the Closing Date until the fifth (5th) anniversary thereof, Seller shall not organize, invest in, own, manage, operate, control or participate in, or be associated in any manner whatsoever, directly or indirectly, with or have any financial interest in, or aid or assist anyone in the conduct of, or otherwise engage in, whether for compensation or otherwise, any business (whether it be a sole proprietorship, joint venture, business trust, partnership, corporation or other entity) located anywhere within the United States (the "Territory"), that directly or indirectly competes with the Business being acquired by Buyer pursuant hereto; provided, however, that the foregoing shall not be deemed to prohibit Seller or Seller Shareholder from owning shares of stock in any publicly-owned corporation so long as such ownership, directly or indirectly, does not exceed five percent (5%) of the total outstanding stock of such publicly-owned corporation, measured by reference to either market value or voting power.

                  b. Blue-Penciling. If any provision or part of this Section 21 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree to modify such provision, or that the court making such determination shall have the power to modify such provision, to reduce the duration or area of such provision, or both, or to delete specific words or phrases herefrom ("blue-penciling"), and, in its reduced or blue-penciled form, such provision shall then be enforceable and shall be enforced.

                  c. Confidentiality. Seller hereby covenants and agrees that, at all times from and after the Closing Date, it shall keep secret and maintain in strictest confidence, and shall not use for their benefit or for the benefit of others, and shall not cause or allow any of Seller's agents, officers, directors or employees to so disclose or use, any Confidential Information (as hereinafter defined) relating to Seller or the Business or otherwise pertaining to this Agreement or the transactions contemplated hereby. As used in this Agreement, "Confidential Information" shall mean any and all information, in whatever form, relating to Seller, the Business or the Purchased Assets, including, without limitation, any Intellectual Property, which information is sufficiently secret to derive economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality.

                  d. Equitable Remedies. Seller recognizes and agrees that Buyer conducts its business throughout the Territory and elsewhere, and, therefore, the geographical scope of the non-competition covenants contained in the above Section is reasonable. It is further recognized and agreed that Buyer would not have entered into or consummated the transaction contemplated by this Agreement without the covenants contained in this Section, and that irreparable injury will result to Buyer and its businesses and properties in the event of a breach of any covenant contained herein by Seller or Shareholder, that such injury would be difficult if not impossible to ascertain and, therefore, that any remedy at law for any such breach will be inadequate. As a result, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage to Buyer by reason of any such breach. In the event that an enforcement action is brought by Buyer pursuant hereto, Buyer shall be entitled to recover from Seller and Seller Shareholder the reasonable costs and attorneys' fees incurred in connection therewith. Nothing contained in this Section shall prevent Buyer from electing to seek any monetary or other relief in addition to or in lieu of any equitable relief for breach of any of the covenants contained herein. Whenever used in this Section, the term "Buyer" shall be deemed to include any successor or any other person or entity that may hereafter acquire all or any portion of the aforesaid Business being acquired by Buyer hereunder during the period of this covenant not to compete.

                  e. Schedules and Exhibits. This Agreement shall be valid and enforceable upon execution, whether or not all or any of the Schedules and Exhibits referred to herein are completed and attached hereto. Once completed, the Schedules and Exhibits shall be attached hereto and shall become a part hereof.

                            [signatures on next page]

         The parties have executed this Agreement on the date set forth on the first page of this Agreement.

                                   SELLER:

                                   Independence Water Group, LLC


                                   By: /s/ Milo F. Valenti
                                       -------------------------
                                   Name: Milo F. Valenti
                                   Its: Manager


                                   /s/ Milo F. Valenti
                                   -----------------------------
                                   Member


                                   /s/ George T. Simon
                                   -----------------------------
                                   Member


                                   /s/ Sterling Trust Co.
                                   FBO Kenneth W. Bain IRA
                                   by: Kenneth W. Bain
                                       -------------------------
                                   Member


                                   /s/ Sterling Trust Co.
                                   FBO Dolton L. Lott IRA
                                   by: Dolton L. Lott
                                       -------------------------
                                   Member


                                   BUYER:

                                   Universal Food & Beverage Company of Virginia


                                   By: /s/ Duane N. Martin
                                       -------------------------
                                   Name: Duane N. Martin
                                   Its:  Chairman of the Board & CEO